Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR

QUARTER ENDED MARCH 31, 2014

DANBURY, CT - April 22, 2014 – Ethan Allen Interiors Inc. (NYSE: ETH) today reported operating results for the three and nine months ended March 31, 2014. Please refer to the accompanying financial statements and reconciliation to non-GAAP measures discussed below.

Fiscal 2014 Third Quarter Highlights:

●	Net sales of $173.1 million increased 2.9% compared to third quarter of fiscal 2013

●	Adjusted diluted earnings per share (EPS) grew 4.8% to $0.22; GAAP EPS increased 20.0% to $0.18 compared to $0.15 in the prior year period

●	Adjusted Operating Income of $12.0 million increased 1.7% compared to third quarter of fiscal 2013; GAAP Operating Income increased 10.3% compared to third quarter of fiscal 2013

●	Cash and securities increased 6.5% to $124.8 million compared to period ended March 31, 2013

●	Ending backlogs remain strong including a 10.1% increase in the retail segment backlog over the prior year

Farooq Kathwari, Chairman and CEO commented, “While we are pleased with the strong financial results, the severe winter weather negatively impacted sales for the third quarter, notably during the January and February months. January comparable written orders were down by 13.4% to prior year, February was down by 1.7%. We did see good order growth in March as the weather improved with a 15.6% increase in comparable written orders. We are positioned with stronger backlogs going into the fourth quarter.”

Mr. Kathwari concluded, “Our competitive advantages include our variety of styles from contemporary to casual, a strong retail network, a focus on quality products with approximately 70% made in our own North American workshops and our major focus on adding technology. We remain cautiously optimistic about increasing our sales and profitability.”

Fiscal 2014 Third Quarter Financial Results:

Consolidated net sales for the quarter ended March 31, 2014 increased 2.9% over the prior year to $173.1 million. The Company’s wholesale segment net sales increased 2.8%. The Company’s retail segment net sales decreased 0.2% to $131.8 million including a comparable design center net sales increase of 2.1%. Retail division written orders recorded during the third quarter decreased 2.4% including a decrease of 0.5% in comparable design center written orders. Net income for the quarter ended March 31, 2014 was $5.3 million or $0.18 per diluted share compared with $4.4 million or $0.15 per diluted share in the prior year quarter. Adjusted earnings for the quarter were $0.22 per diluted share or $6.5 million compared to $0.21 per diluted share or $6.1 million in the prior year quarter.

Fiscal 2014 Year-to-Date Financial Results:

Year to date net sales were $547.8 million, up 0.2% from $546.8 million the prior year. Gross margin and adjusted operating profit margin were 54.4% and 9.0% respectively compared with 54.9% and 9.4% respectively the prior year. Adjusted net income year to date of $27.9 million compares with $28.5 million the prior year period and our adjusted earnings per diluted share for the nine months to date is $0.95 compared with $0.98 the prior year to date period.

Analyst Conference Call

Ethan Allen will conduct a conference call at 11:00 AM (Eastern) on Wednesday, April 23rd to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-814-8476 with conference ID# 1635000.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus two plants in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Non-GAAP Financial Information

This press release is intended to supplement, rather than to supersede, the Company's condensed consolidated financial statements. It contains references to the Company's (i) consolidated operating income/operating margin, (ii) wholesale operating income/operating margin, (iii) retail operating income/operating margin, (iv) net income, (v) earnings per share, and (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decision to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in both fiscal 2014 and fiscal 2013. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided at the end of this press release.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

This press release should also be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 (the “2013 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc. Selected Financial Information Unaudited (in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Nine Months Ended
	03/31/14	03/31/13	03/31/14	03/31/13
Net sales	$173.1	$168.1	$547.8	$546.8
Gross margin	53.8%	54.6%	54.4%	54.9%
Operating margin	5.5%	5.2%	8.3%	8.0%
Operating margin (excluding special items*)	6.9%	7.0%	9.0%	9.4%
Net income	$5.3	$4.4	$25.8	$24.3
Net income (excluding special items* and
unusual income tax effects)	$6.5	$6.1	$27.9	$28.5
Operating cash flow	$17.4	$26.3	$40.0	$44.4
Capital expenditures	$4.0	$3.0	$12.6	$16.5
Acquisitions	$0.0	$0.0	$0.0	$0.6

EBITDA	$14.1	$13.1	$58.5	$57.3
EBITDA as % of net sales	8.1%	7.8%	10.7%	10.5%

EBITDA (excluding special items*)	$16.5	$16.2	$62.5	$64.6
EBITDA as % of net sales (excluding special items*)	9.5%	9.6%	11.4%	11.8%

Selected Financial Data by Business Segment:
	Three Months Ended		Nine Months Ended
	03/31/14	03/31/13	03/31/14	03/31/13
Retail
Net sales	$131.8	$132.1	$425.1	$433.0
Operating margin	-1.2%	-1.7%	0.6%	1.1%
Operating margin (excluding special items*)	0.6%	0.6%	1.5%	2.4%

Wholesale
Net sales	$111.1	$108.1	$337.5	$327.7
Operating margin	11.7%	11.8%	12.9%	11.5%
Operating margin (excluding special items*)	11.7%	11.9%	12.9%	12.1%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc. Condensed Consolidated Statements of Comprehensive Income Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	03/31/14	03/31/13	03/31/14	03/31/13
Net sales	$173,061	$168,144	$547,824	$546,832
Cost of sales	79,931	76,359	249,952	246,827
Gross profit	93,130	91,785	297,872	300,005
Selling, general and administrative expenses	83,578	83,125	252,526	256,034
Operating income	9,552	8,660	45,346	43,971
Interest and other income	103	(10)	228	192
Interest expense	1,870	2,195	5,614	6,592
Income before income taxes	7,785	6,455	39,960	37,571
Income tax expense	2,527	2,081	14,113	13,287
Net income	$5,258	$4,374	$25,847	$24,284

Basic earnings per common share:
Net income per basic share	$0.18	$0.15	$0.89	$0.84
Basic weighted average shares outstanding	28,920	28,869	28,916	28,850

Diluted earnings per common share:
Net income per diluted share	$0.18	$0.15	$0.88	$0.83
Diluted weighted average shares outstanding	29,271	29,273	29,284	29,213

Comprehensive income:
Net income	$5,258	$4,374	$25,847	$24,284
Other comprehensive income
Currency translation adjustment	142	300	126	440
Other	31	7	91	47
Other comprehensive income net of tax	173	307	217	487
Comprehensive income	$5,431	$4,681	$26,064	$24,771

Ethan Allen Interiors Inc. Condensed Consolidated Balance Sheets Unaudited (in thousands)

	March 31,	June 30,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$95,804	$72,601
Marketable securities	20,138	15,529
Accounts receivable, net	16,003	12,277
Inventories	145,055	137,256
Prepaid expenses & other current assets	20,914	22,907
Total current assets	297,914	260,570

Property, plant and equipment, net	286,797	291,672
Intangible assets, net	45,128	45,128
Restricted cash and investments	8,907	15,433
Other assets	6,154	4,482

Total Assets	$644,900	$617,285

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	496	480
Customer deposits	65,200	59,098
Accounts payable	24,107	22,995
Accrued expenses & other current liabilities	51,053	50,366
Total current liabilities	140,856	132,939

Long-term debt	130,513	130,809
Other long-term liabilities	20,657	19,180
Total liabilities	292,026	282,928

Shareholders' equity	352,874	334,357

Total Liabilities and Shareholders' Equity	$644,900	$617,285

Ethan Allen Interiors Inc. GAAP Reconciliation Three and Nine Months Ended March 31, 2014 and 2013 Unaudited (in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net Income / Earnings Per Share
Net income	$5,258	$4,374	$25,847	$24,284
Special items net of related tax effects *	1,531	1,968	2,553	4,683
Unusual income tax effects	(315)	(275)	(472)	(426)
Net income (excluding special items* and unusual income tax effects)	$6,474	$6,067	$27,928	$28,541
Basic weighted average shares outstanding	28,920	28,869	28,916	28,850
Earnings per basic share	$0.18	$0.15	$0.89	$0.84
Earnings per basic share (excluding special items* and unusual income tax effects)	$0.22	$0.21	$0.97	$0.99
Diluted weighted average shares outstanding	29,271	29,273	29,284	29,213
Earnings per diluted share	$0.18	$0.15	$0.88	$0.83
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.22	$0.21	$0.95	$0.98

Consolidated Operating Income / Operating Margin
Operating income	$9,552	$8,660	$45,346	$43,971
Add: special items *	2,411	3,099	4,021	7,375
Operating income (excluding special items*)	$11,963	$11,759	$49,367	$51,346
Net sales	$173,061	$168,144	$547,824	$546,832
Operating margin	5.5%	5.2%	8.3%	8.0%
Operating margin (excluding special items*)	6.9%	7.0%	9.0%	9.4%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$13,009	$12,754	$43,507	$37,651
Add: special items	-	69	-	1,843
Wholesale operating income (excluding special items*)	$13,009	$12,823	$43,507	$39,494
Wholesale net sales	$111,143	$108,101	$337,474	$327,690
Wholesale operating margin	11.7%	11.8%	12.9%	11.5%
Wholesale operating margin (excluding special items*)	11.7%	11.9%	12.9%	12.1%

Retail Operating Income / Operating Margin
Retail operating income	$(1,591)	$(2,283)	$2,411	$4,782
Add: special items	2,411	3,030	4,021	5,532
Retail operating income (excluding special items*)	$820	$747	$6,432	$10,314
Retail net sales	$131,813	$132,056	$425,136	$432,962
Retail operating margin	-1.2%	-1.7%	0.6%	1.1%
Retail operating margin (excluding special items*)	0.6%	0.6%	1.5%	2.4%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc. GAAP Reconciliation Three and Nine Months Ended March 31, 2014 and 2013 Unaudited (in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

EBITDA
Net income	$5,258	$4,374	$25,847	$24,284
Add: interest expense, net	1,739	2,054	5,239	6,165
income tax expense	2,527	2,081	14,113	13,287
depreciation and amortization	4,577	4,548	13,276	13,514
EBITDA	$14,101	$13,057	$58,475	$57,250
Net sales	$173,061	$168,144	$547,824	$546,832
EBITDA as % of net sales	8.1%	7.8%	10.7%	10.5%

EBITDA	$14,101	$13,057	$58,475	$57,250
Add: special items*	2,411	3,099	4,021	7,375
EBITDA (excluding special items)	$16,512	$16,156	$62,496	$64,625
Net sales	$173,061	$168,144	$547,824	$546,832
EBITDA as % of net sales (excluding special items)	9.5%	9.6%	11.4%	11.8%
* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.